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                   Policy Management Systems Corporation

                               Exhibit Index

Exhibit Number

10.  MATERIAL CONTRACTS

     A. Stock Option/Non-Compete Form Agreement for named executive officers together with schedule identifying particulars for each named executive officer (Filed herewith)

     B. Stock Option/Non-Compete Form Agreement for named executive officers together with schedule identifying particulars for each named executive officer (Filed herewith)

     C. Stock Option/Non-Compete Agreement Amendment No. 1 dated November 8, 1995 to Stock Option/Non-Compete
          Agreement dated July 20, 1995 with Paul R. Butare
          (Filed herewith)

     D.   Stock Option/Non-Compete Agreement with Timothy V.
          Williams dated February 1, 1994 (Filed herewith)

     E.   Stock Option/Non-Compete Agreement with Timothy V.
          Williams dated May 10, 1995 (Filed herewith)


11.  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
     (Filed herewith)

21.  SUBSIDIARIES OF THE REGISTRANT
     (Filed herewith)

23.  CONSENTS OF EXPERTS AND COUNSEL
     Consent of Coopers & Lybrand (Filed herewith)

27.  FINANCIAL DATA SCHEDULE
     (Filed herewith)